UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2025 (February 24, 2025)

FLYWIRE CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-40430	27-0690799
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

141 Tremont St #10
Boston, MA 02111
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (617) 329-4524

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting Common Stock, $0.0001 par value per share	FLYW	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 24, 2025, Flywire Corporation (“Flywire” or the “Company”) entered into a Purchase and Sale Agreement (the “Agreement”) with S Legacy Holdco, Inc., an Illinois corporation (the “Seller”) and each of the shareholders of Seller, pursuant to which Flywire acquired all of the issued and outstanding limited liability company interests of Sertifi LLC (“Sertifi”) for upfront cash consideration of $330 million, subject to certain post-closing adjustments set forth in the Agreement, and contingent consideration of up to $10 million upon the completion or satisfaction of certain technical and commercial milestones by Sertifi. Pursuant to the Agreement, Flywire also agreed to issue a number of restricted stock units with an aggregate value equal to $10 million to certain of the continuing employees of Sertifi on the terms and conditions set forth in the Agreement.

Sertifi is a vertical software and payments platform digitizing hospitality-specific workflows and associated payments. The closing of the acquisition (the “Closing”) occurred simultaneously with the execution of the Agreement, and upon the Closing, Sertifi became a wholly owned subsidiary of Flywire. Flywire paid the upfront cash consideration through a combination of cash on hand and a portion of the $125 million borrowed from its existing credit facility. The Agreement contains various representations, warranties and covenants of the parties that are customary in transactions of this type. In connection with the Closing, Flywire bound a representations and warranties insurance policy insuring breaches of Seller’s representations and warranties in the Agreement and certain indemnifiable tax matters under the policy.

A copy of the Agreement is filed with this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary of the material terms of the Agreement does not purport to be a complete description thereof and is qualified in its entirety by the full text of the agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Agreement is included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the parties thereto. The representations and warranties of each party set forth in the Agreement have been made solely for the benefit of the other parties to the Agreement and such representations and warranties should not be relied on by any other person. In addition, such representations and warranties (i) have been qualified by disclosures made to the other parties thereto, (ii) are subject to the materiality standards that may differ from what may be viewed as material by investors, and (iii) were made only as of the date of the Agreement or such other date as is specified in the agreement.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above with respect to the Agreement is incorporated by reference into this Item 2.01.

Item 2.02.	Results of Operations and Financial Condition.

On February 25, 2025, Flywire issued a press release (the “Press Release”) and is holding a conference call regarding its preliminary and unaudited financial results for the quarter and year ended December 31, 2024. The Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On February 23, 2025, the board of directors of the Company approved a restructuring plan that is designed to improve operational efficiencies, reduce operating costs and better align the Company’s workforce with current business needs, top strategic priorities and key growth opportunities (collectively, the “Restructuring Plan”). The Restructuring Plan includes reduction of the Company’s workforce by approximately 10%.

The Company estimates that it will incur approximately $7-9 million in charges in connection with the Restructuring Plan, consisting of cash expenditures for employee transition, notice period and severance payments and employee benefits and related facilitation costs, as well as non-cash expenditures related to acceleration of vesting of share-based awards. Of this amount, approximately $5-6 million is expected to result in future cash outlays. The Company expects that the majority of the restructuring charges will be incurred in the first quarter of 2025 and that the execution of the Restructuring Plan, including cash payments, will be substantially complete by the end of the third quarter of 2025.

Potential position eliminations in each country are subject to local law and consultation requirements, which may extend this process beyond the second quarter of 2025 in certain countries. The charges that we expect to incur are subject to a number of assumptions, including local law requirements in various jurisdictions, and actual expenses may differ materially from the estimates disclosed above.

Item 7.01.	Regulation FD Disclosure.

On February 25, 2025, the Company announced that it was undertaking an operational and business portfolio review. The operational review will help ensure we are efficient and effective, with a focus on driving productivity and optimizing investments across all areas. The comprehensive business portfolio review will focus on Flywire’s core strengths - such as complex, large-value payment processing, our global payment network, and verticalized software. This review is expected to encompass geographies, products, verticals, and cost structure, and explore various options. The Company has not set a deadline or definitive timetable for the completion of the operational and portfolio reviews, and there can be no assurance that these processes will result in any particular outcome.

On February 25, 2025, the Company provided an investor presentation that will be made available on the investor relations section of the Company’s website at https://ir.flywire.com/. The investor presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

This information in this Item 7.01 of this Current Report on Form 8-K, including the associated exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Various statements contained in this Current Report on Form 8-K or to be made during the conference call are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the outcome of the operational and business portfolio reviews; the costs, cash outlays, benefits, timing and financial impacts of the actions that may be taken or transactions entered into in connection with the operational and business portfolio reviews and the Restructuring Plan; the expected benefits and synergies of the acquisition of Sertifi LLC; Flywire’s future operating results and financial position, Flywire’s business strategy and plans, market growth; and Flywire’s objectives for future operations. Flywire intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as, but not limited to, “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions, and uncertainties. Important factors that could cause actual results to differ materially from those reflected in Flywire’s forward-looking statements include, among others, Flywire’s future financial performance, including its expectations regarding FX-Neutral GAAP Revenue Growth, FX-Neutral Revenue Less Ancillary Services Growth, Adjusted EBITDA Margin Growth and foreign exchange rates. Risks that may cause actual results to differ materially from these forward looking statements include, but are not limited to: Flywire’s ability to execute its business plan and effectively manage its growth; Flywire’s cross-border expansion plans and ability to expand internationally; anticipated trends, growth rates, and challenges in Flywire’s business and in the markets in which Flywire operates; the sufficiency of Flywire’s cash and cash equivalents to meet its liquidity needs; political, economic, foreign currency exchange rate, inflation, tariffs, banking, legal, immigration, social and health risks that may affect cross-border commerce, education and travel, Flywire’s business or the global economy; Flywire’s beliefs and objectives for future operations; Flywire’s ability to develop and protect its brand; Flywire’s ability to maintain and grow the payment volume that it processes; Flywire’s ability to further attract, retain, and expand its client base; Flywire’s ability to develop new solutions and services and bring them to market in a timely manner; Flywire’s expectations concerning relationships with third parties, including financial institutions and strategic partners; the effects of increased competition in Flywire’s markets and its ability to compete effectively; recent and future acquisitions or investments in complementary companies, products, services, or technologies; Flywire’s ability to enter new client verticals, including its relatively new business-to-business sector; Flywire’s expectations regarding anticipated technology needs and developments and its ability to address those needs and developments with its solutions; Flywire’s expectations regarding litigation and legal and regulatory matters; Flywire’s expectations regarding its ability to meet existing performance obligations and maintain the operability of its solutions; Flywire’s expectations regarding the effects of existing and developing laws and regulations, including with respect to payments and financial services, taxation, privacy and data protection; economic and industry trends, projected growth, or trend analysis; the effects of global events and geopolitical conflicts, including without limitation the continuing hostilities in Ukraine and involving Israel; Flywire’s ability to adapt to changes in U.S. federal income or other tax laws or the interpretation of tax laws, including the Inflation Reduction Act of 2022; Flywire’s ability to attract and retain qualified employees; Flywire’s ability to maintain, protect, and enhance its intellectual property; Flywire’s ability to maintain the security and availability of its solutions; the increased expenses associated with being a public company; the future market price of Flywire’s common stock; and other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Flywire’s Annual Report on Form 10-K for the year ended December 31, 2023, and Quarterly Report on Form 10-Q for the quarter ended September 31, 2024, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC’s website at https://www.sec.gov/. Additional factors may be described in those sections of Flywire’s Annual Report on Form 10-K for the year ended December 31, 2024, expected to be filed with the SEC in the first quarter of 2025. The information conveyed in this Current Report on Form 8-K is provided only as of the date hereof, the information conveyed on the conference call is provided only as of the date of the conference call, and Flywire undertakes no obligation to update any forward-looking statements presented herein or during the conference call on account of new information, future events, or otherwise, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1#	Purchase and Sale Agreement, dated as of February 24, 2025, by and among Flywire Corporation, S Legacy Holdco, Inc., an Illinois corporation (the “Seller”), and each of the shareholders of Seller, signatory thereto.

99.1	Flywire Corporation Press Release dated February 25, 2025.

99.2	Flywire Corporation Investor Presentation dated February 25, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

#	Schedules (or similar attachments) have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLYWIRE CORPORATION

By:	/s/ Cosmin Pitigoi
Name:	Cosmin Pitigoi
Title:	Chief Financial Officer

Dated: February 25, 2025